Exhibit 99

CBS CORPORATION ANNOUNCES SECOND QUARTER 2008 RESULTS

CBS Corporation (NYSE: CBS.A and CBS) announced on July 31, 2008 results for the second quarter ended June 30, 2008.

Second Quarter 2008 Results

Revenues of $3.39 billion for the second quarter of 2008 increased 1% from the same quarter in 2007, due to strong growth in syndication revenues, as a result of the new international self-distribution arrangement for the CSI franchise and higher international syndication sales, as well as revenue growth at Outdoor, partially offset by lower local advertising sales at television and radio stations.

Operating income before depreciation and amortization (“OIBDA”) of $760.4 million and operating income of $637.0 million for the second quarter of 2008 decreased 12% and 15%, respectively, from the same prior-year period.  Stock-based compensation expense for the second quarter of 2008 was $39.1 million versus $30.5 million for the same quarter last year.

Net earnings increased 1% to $408.4 million for the second quarter of 2008 from $404.0 million for the same quarter last year, and diluted earnings per share increased 11% to $.61 in 2008 from $.55, due to the gain on the sale of the Company’s investment in Sundance Channel and lower shares outstanding resulting from 2007 share repurchases.

Free cash flow for the second quarter of 2008 was $464.2 million, down from $570.5 million for the same prior-year period, due to higher working capital and capital spending.

On June 30, 2008, the Company completed the acquisition of CNET Networks, Inc. (“CNET”) for $1.8 billion in cash.  The Company is combining its existing interactive businesses, which are currently reported in the Television segment, with those of CNET, to create an expanded CBS Interactive business unit.  Beginning in the third quarter of 2008, the Company will report a separate Interactive segment and prior period results will be reclassified to conform to the new presentation.

The Company today also announced its intention to divest approximately 50 of its radio stations in several mid-size markets.  Management intends to use the value received from the divestiture to reduce its shares outstanding.

First Half 2008 Results

Revenues of $7.05 billion for the first half of 2008 increased $15.1 million from the same prior-year period.  Results were positively affected by higher syndication revenues as a result of the new international self-distribution arrangement for the CSI franchise and higher domestic and international syndication sales, higher affiliate revenues, and revenue growth at Outdoor, partially offset by the absence of the 2007 telecast of Super Bowl XLI on CBS Network and lower local advertising sales at television and radio stations.

OIBDA of $1.40 billion and operating income of $1.16 billion for the first half of 2008 decreased 6% and 9%, respectively, from the same prior-year period.  Stock-based compensation expense was $72.2 million for the first six months of 2008 versus $51.5 million for the same prior-year period.

Net earnings for the first half of 2008 increased 6% to $652.7 million from $617.5 million for the same prior-year period, and diluted earnings per share increased 17% to $.97 from $.83, primarily reflecting the gain on the sale of the Company’s investment in Sundance Channel and lower shares outstanding resulting from 2007 share repurchases.

Free cash flow of $1.40 billion for the first half of 2008 increased 6% from $1.32 billion for the same prior-year period, primarily due to lower cash taxes.

Consolidated and Segment Results

The tables below present the Company’s revenues, OIBDA and operating income by segment for the three and six months ended June 30, 2008 and 2007 (dollars in millions).  Reconciliations of all non-GAAP measures to reported results have been included at the end of this document.

	Three Months Ended			Six Months Ended
	June 30,		Better/	June 30,		Better/
Revenues	2008	2007	(Worse)%	2008	2007	(Worse)%
Television	$2,201.1	$2,163.0	2%	$4,798.7	$4,736.0	1%
Radio	416.4	463.4	(10)	779.9	860.9	(9)
Outdoor	598.1	554.2	8	1,095.0	1,016.5	8
Publishing	186.0	200.3	(7)	387.6	429.6	(10)
Eliminations	(7.9)	(6.0)	(32)	(13.4)	(10.3)	(30)
Total Revenues	$3,393.7	$3,374.9	1%	$7,047.8	$7,032.7	—%

	Three Months Ended			Six Months Ended
	June 30,		Better/	June 30,		Better/
OIBDA	2008	2007	(Worse)%	2008	2007	(Worse)%
Television	$495.6	$549.5	(10)%	$945.1	$948.5	—%
Radio	158.6	187.3	(15)	280.9	351.7	(20)
Outdoor	153.6	168.3	(9)	255.1	268.5	(5)
Publishing	17.0	20.1	(15)	34.1	43.9	(22)
Corporate	(41.9)	(41.6)	(1)	(67.9)	(68.4)	1
Residual costs	(22.5)	(24.2)	7	(44.9)	(48.3)	7
Total OIBDA	$760.4	$859.4	(12)%	$1,402.4	$1,495.9	(6)%

	Three Months Ended			Six Months Ended
	June 30,		Better/	June 30,		Better/
Operating Income	2008	2007	(Worse)%	2008	2007	(Worse)%
Television	$446.8	$506.1	(12)%	$848.9	$856.2	(1)%
Radio	150.7	179.4	(16)	265.7	336.2	(21)
Outdoor	92.4	115.3	(20)	136.5	162.3	(16)
Publishing	14.6	18.1	(19)	29.2	39.5	(26)
Corporate	(45.0)	(44.8)	—	(74.2)	(74.7)	1
Residual costs	(22.5)	(24.2)	7	(44.9)	(48.3)	7
Total Operating Income	$637.0	$749.9	(15)%	$1,161.2	$1,271.2	(9)%

Television (CBS Television Network, CBS Television Stations, CBS Paramount Network Television, CBS Television Distribution, Showtime Networks and CBS College Sports Network)

Television revenues for the second quarter of 2008 increased 2% to $2.20 billion from $2.16 billion for the same prior-year period.   Television license fees rose 35%, driven by higher syndication sales as a result of both the new international self-distribution arrangement for the CSI franchise and higher international syndication sales.  Affiliate revenues increased 5% due to rate increases and subscriber growth at Showtime Networks and CBS College Sports Network.  Television advertising revenues declined 6% due to softness in the local television station advertising market and lower primetime ratings, partially offset by the timing of the Semifinals of the NCAA Men’s Basketball Tournament, which aired in the second quarter of 2008 versus the first quarter of 2007.

Television OIBDA decreased 10% to $495.6 million and operating income decreased 12% to $446.8 million for the second quarter of 2008 primarily due to lower advertising sales partially offset by higher profits from syndication sales, principally from the CSI franchise, and higher affiliate revenues.  Television results included stock-based compensation expense of $18.4 million and $14.8 million for the second quarter of 2008 and 2007, respectively.

Radio (CBS Radio)

Radio revenues decreased 10% to $416.4 million from $463.4 million for the same prior-year period, reflecting weakness in the radio advertising market and the impact of radio station divestitures.  On a same station basis, Radio revenues declined 9% from the second quarter of 2007.

Radio OIBDA and operating income for the second quarter of 2008 decreased 15% to $158.6 million and 16% to $150.7 million, respectively, due to lower advertising sales and the absence of profits from divested stations partially offset by lower employee-related expenses and marketing and promotion costs as a result of restructuring and cost-saving initiatives.  Radio results included stock-based compensation expense of $5.6 million and $5.0 million for the second quarter of 2008 and 2007, respectively.

Outdoor (CBS Outdoor)

Outdoor revenues for the second quarter of 2008 increased 8% to $598.1 million from $554.2 million for the same prior-year period reflecting growth in both International and North America.  International (which is composed of Europe, Asia and South America) was up 18%, led by the impact of fluctuations in foreign exchange rates, strength in the U.K. and France, and the acquisition of International Outdoor Advertising Group (“IOA”).  Revenues in North America (which is composed of the United States, Canada and Mexico) were up 2%.  Revenues were negatively affected by the non-renewal of two major municipal contracts in Toronto and San Francisco, which reduced North America revenue growth by 2% for the quarter.  In constant dollars, Outdoor revenues increased 4% from last year’s second quarter.

Outdoor OIBDA and operating income decreased 9% to $153.6 million and 20% to $92.4 million, respectively, for the second quarter of 2008 driven by declines in North America.  North America OIBDA decreased 12% to $126.7 million and operating income decreased 18% to $79.7 million due to higher transit and billboard lease costs, the aforementioned non-renewal of municipal contracts and $2.6 million of restructuring costs incurred in the second quarter of 2008.  International OIBDA increased 9% to $26.9 million driven by the revenue growth offset largely by higher transit costs.  International operating income declined 29% to $12.7 million due to higher depreciation expense associated with recent capital expenditures.  Outdoor results included stock-based compensation expense of $2.0 million and $1.2 million for the second quarter of 2008 and 2007, respectively.

On April 23, 2008, the Company acquired IOA, the leading out-of-home advertising company in South America, for $111.6 million.

Publishing (Simon & Schuster)

Publishing revenues for the second quarter of 2008 declined 7% to $186.0 million from $200.3 million for the same prior-year period, as best-selling titles in the second quarter of 2008, including The Broken Window by Jeffery Deaver and Chasing Harry Winston by Lauren Weisberger, did not match contributions from prior year titles which included Blaze by Stephen King writing as Richard Bachman, and The Secret by Rhonda Byrne.

Publishing OIBDA and operating income decreased 15% to $17.0 million and 19% to $14.6 million, respectively, with lower revenues partially offset by lower royalty expenses.  Publishing results included stock-based compensation expense of $1.2 million and $.9 million for the second quarter of 2008 and 2007, respectively.

Corporate

Corporate expenses before depreciation expense were $41.9 million for the second quarter versus $41.6 million for the same prior-year period.  Corporate expenses included stock-based compensation expense of $11.9 million and $8.6 million for the second quarter of 2008 and 2007, respectively.

Residual Costs

Residual costs primarily include pension and postretirement benefits costs for benefit plans retained by the Company for previously divested businesses.  Residual costs decreased to $22.5 million for the second quarter of 2008 from $24.2 million for the same prior-year period.

Interest Expense

Interest expense of $134.3 million for the second quarter of 2008 decreased from $145.5 million for the same prior-year period primarily due to lower interest rates.

Interest Income

Interest income of $15.2 million for the second quarter of 2008 decreased from $33.8 million for the same prior-year period reflecting lower interest rates and lower average cash balances as a result of 2007 share repurchases.

Other Items, Net

Other items, net, for the second quarter and first half of 2008 include a pre-tax gain of $127.2 million on the sale of the Company’s investment in Sundance Channel.

Provision for Income Taxes

The Company’s effective income tax rate for the second quarter was 36.2% for 2008 versus 36.4% for 2007.

About CBS Corporation

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and The CW – a joint venture between CBS Corporation and Warner Bros. Entertainment), cable television (Showtime Networks and CBS College Sports Network), local television (CBS Television Stations), television production and syndication (CBS Paramount Network Television and CBS Television Distribution), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), interactive media (CBS Interactive), music (CBS Records), licensing and merchandising (CBS Consumer Products), video/DVD (CBS Home Entertainment), in-store media (CBS Outernet) and motion pictures (CBS Films).  For more information, log on to www.cbscorporation.com.

Cautionary Statement Concerning Forward-looking Statements

This information contains both historical and forward-looking statements.  All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events.  Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements.  These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products, the impact of the consolidation in the market for the Company’s programming; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K.  The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited; all amounts, except per share amounts, are in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenues	$3,393.7	$3,374.9	$7,047.8	$7,032.7

Operating income	637.0	749.9	1,161.2	1,271.2

Interest expense	(134.3)	(145.5)	(273.0)	(285.3)
Interest income	15.2	33.8	32.8	73.1
Other items, net	124.9	4.3	124.7	2.8
Earnings before income taxes	642.8	642.5	1,045.7	1,061.8

Provision for income taxes	(232.9)	(233.7)	(384.2)	(437.9)
Equity in loss of investee companies, net of tax	(1.2)	(4.9)	(8.4)	(6.8)
Minority interest, net of tax	(.3)	.1	(.4)	.4
Net earnings	$408.4	$404.0	$652.7	$617.5

Basic net earnings per common share	$.61	$.56	$.98	$.84

Diluted net earnings per common share	$.61	$.55	$.97	$.83

Weighted average number of common shares outstanding:
Basic	669.4	720.8	668.7	738.6
Diluted	674.3	729.4	674.0	747.2

Dividends per common share	$.27	$.22	$.52	$.44

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited; Dollars in millions)

	At June 30,	At December 31,
	2008	2007

Assets
Cash and cash equivalents	$813.9	$1,346.9
Receivables, net	2,668.0	2,678.0
Programming and other inventory	635.7	971.9
Prepaid expenses and other current assets	1,116.0	1,034.1
Total current assets	5,233.6	6,030.9
Property and equipment	4,863.4	4,683.4
Less accumulated depreciation and amortization	1,836.1	1,761.9
Net property and equipment	3,027.3	2,921.5
Programming and other inventory	1,413.3	1,548.5
Goodwill	20,134.3	18,452.0
Intangible assets	9,943.5	10,081.3
Other assets	1,495.8	1,396.0
Total Assets	$41,247.8	$40,430.2

Liabilities and Stockholders’ Equity
Accounts payable	$364.3	$352.3
Participants’ share and royalties payable	942.4	612.5
Program rights	781.8	1,009.7
Current portion of long-term debt	16.7	19.1
Accrued expenses and other current liabilities	2,595.2	2,411.0
Total current liabilities	4,700.4	4,404.6
Long-term debt	7,072.7	7,068.6
Other liabilities	7,545.4	7,483.1
Minority interest	2.1	1.5
Stockholders’ equity	21,927.2	21,472.4
Total Liabilities and Stockholders’ Equity	$41,247.8	$40,430.2

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited; Dollars in millions)

	Six Months Ended June 30,
	2008	2007

Operating activities:
Net earnings	$652.7	$617.5
Adjustments to reconcile net earnings to net cash flow provided by operating activities:
Depreciation and amortization	241.2	224.7
Stock-based compensation	72.2	51.5
Equity in loss of investee companies, net of distributions	14.2	11.8
Minority interest, net of tax	.4	(.4)
Change in assets and liabilities, net of effects of acquisitions	641.7	624.9
Net cash flow provided by operating activities	1,622.4	1,530.0
Investing activities:
Acquisitions, net of cash acquired	(1,886.2)	(309.6)
Capital expenditures	(220.2)	(206.6)
Investments in and advances to investee companies	(18.2)	(43.8)
Purchases of marketable securities	(20.8)	—
Proceeds from sales of marketable securities	10.0	—
Proceeds from dispositions	360.4	305.6
Net (payments to) receipts from Viacom Inc. related to the Separation	(2.9)	212.2
Other, net	(10.8)	(.8)
Net cash flow used for investing activities	(1,788.7)	(43.0)
Financing activities:
Borrowings from (repayments to) banks, including commercial paper, net	(4.0)	1.9
Payment of capital lease obligations	(9.4)	(8.2)
Proceeds from issuance of notes	—	678.0
Repayment of notes	—	(660.0)
Purchase of Company common stock	(44.7)	(1,602.1)
Dividends	(343.2)	(313.9)
Proceeds from exercise of stock options	31.2	131.7
Excess tax benefit from stock-based compensation	3.4	7.8
Net cash flow used for financing activities	(366.7)	(1,764.8)
Net decrease in cash and cash equivalents	(533.0)	(277.8)
Cash and cash equivalents at beginning of period	1,346.9	3,074.6
Cash and cash equivalents at end of period	$813.9	$2,796.8

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Dollars in millions)

Operating Income Before Depreciation and Amortization

The following tables set forth the Company’s Operating Income before Depreciation and Amortization (“OIBDA”) for the three and six months ended June 30, 2008 and 2007.  The Company defines OIBDA as net earnings adjusted to exclude the following line items presented in its Statements of Operations: Minority interest, net of tax; Equity in loss of investee companies, net of tax; Provision for income taxes; Other items, net; Interest income; Interest expense; and Depreciation and amortization.

The Company uses OIBDA, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods.  This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow.  The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), it should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance.  OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As OIBDA excludes certain financial information compared with net earnings, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.  The Company provides the following reconciliations of total OIBDA to net earnings and OIBDA for each segment to such segment’s operating income, the most directly comparable amounts reported under GAAP.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Three Months Ended June 30, 2008
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$495.6	$(48.8)	$446.8
Radio	158.6	(7.9)	150.7
Outdoor	153.6	(61.2)	92.4
Publishing	17.0	(2.4)	14.6
Corporate	(41.9)	(3.1)	(45.0)
Residual costs	(22.5)	—	(22.5)
Total	$760.4	$(123.4)	$637.0

	Three Months Ended June 30, 2007
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$549.5	$(43.4)	$506.1
Radio	187.3	(7.9)	179.4
Outdoor	168.3	(53.0)	115.3
Publishing	20.1	(2.0)	18.1
Corporate	(41.6)	(3.2)	(44.8)
Residual costs	(24.2)	—	(24.2)
Total	$859.4	$(109.5)	$749.9

	Three Months Ended June 30,
	2008	2007
Total OIBDA	$760.4	$859.4
Depreciation and amortization	(123.4)	(109.5)
Operating income	637.0	749.9
Interest expense	(134.3)	(145.5)
Interest income	15.2	33.8
Other items, net	124.9	4.3
Earnings before income taxes	642.8	642.5
Provision for income taxes	(232.9)	(233.7)
Equity in loss of investee companies, net of tax	(1.2)	(4.9)
Minority interest, net of tax	(.3)	.1
Net earnings	$408.4	$404.0

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Six Months Ended June 30, 2008
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$945.1	$(96.2)	$848.9
Radio	280.9	(15.2)	265.7
Outdoor	255.1	(118.6)	136.5
Publishing	34.1	(4.9)	29.2
Corporate	(67.9)	(6.3)	(74.2)
Residual costs	(44.9)	—	(44.9)
Total	$1,402.4	$(241.2)	$1,161.2

	Six Months Ended June 30, 2007
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$948.5	$(92.3)	$856.2
Radio	351.7	(15.5)	336.2
Outdoor	268.5	(106.2)	162.3
Publishing	43.9	(4.4)	39.5
Corporate	(68.4)	(6.3)	(74.7)
Residual costs	(48.3)	—	(48.3)
Total	$1,495.9	$(224.7)	$1,271.2

	Six Months Ended June 30,
	2008	2007
Total OIBDA	$1,402.4	$1,495.9
Depreciation and amortization	(241.2)	(224.7)
Operating income	1,161.2	1,271.2
Interest expense	(273.0)	(285.3)
Interest income	32.8	73.1
Other items, net	124.7	2.8
Earnings before income taxes	1,045.7	1,061.8
Provision for income taxes	(384.2)	(437.9)
Equity in loss of investee companies, net of tax	(8.4)	(6.8)
Minority interest, net of tax	(.4)	.4
Net earnings	$652.7	$617.5

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Free Cash Flow

Free cash flow reflects the Company’s net cash flow from operating activities less capital expenditures.  The Company uses free cash flow, among other measures, to evaluate its operating performance.  Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.  In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  As free cash flow deducts capital expenditures from net cash flow provided by operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected.  The Company provides below a reconciliation of free cash flow to net cash flow provided by operating activities, the most directly comparable amount reported under GAAP.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net cash flow provided by operating activities	$595.6	$682.0	$1,622.4	$1,530.0
Less capital expenditures	131.4	111.5	220.2	206.6
Free cash flow	$464.2	$570.5	$1,402.2	$1,323.4

The following table presents a summary of the Company’s cash flows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net cash flow provided by operating activities	$595.6	$682.0	$1,622.4	$1,530.0
Net cash flow used for investing activities	$(1,831.3)	$(320.9)	$(1,788.7)	$(43.0)
Net cash flow used for financing activities	$(209.3)	$(942.9)	$(366.7)	$(1,764.8)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Radio Segment Same Station Reconciliation

The Company has completed all of the previously announced sales of 39 radio stations in ten of its smaller markets.  The following table presents the revenues for the Radio segment on a same station basis, which excludes all revenues for the divested stations, for all periods presented.  The Company believes that adjusting the revenues of the Radio segment for the impact of station divestitures provides investors with a clearer perspective on the current underlying financial performance of the Radio segment.

	Three Months Ended			Six Months Ended
	June 30,		Better/	June 30,		Better/
	2008	2007	(Worse)%	2008	2007	(Worse)%
Radio revenues, as reported	$416.4	$463.4	(10)%	$779.9	$860.9	(9)%
Divested stations	—	(8.1)	n/m	—	(17.7)	n/m
Radio revenues, same station basis	$416.4	$455.3	(9)%	$779.9	$843.2	(8)%

n/m – not meaningful